                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 3, 1998


                            PINNACLE HOLDINGS INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

         Delaware                     0-24773                 65-0652634
         --------                     -------                 ----------
(State or other jurisdiction  (Commission File Number)      (IRS Employer
       of incorporation)                                Identification No.)


          1549 Ringling Boulevard, 3rd Floor Sarasota, Florida 34236
--------------------------------------------------------------------------------
            (Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code:     (941) 364-8886
                                                    -------------------------


                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

     This Report on Form 8-K contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on the Registrant's current expectations. Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions described above. Future events and actual results are subject to a number of risks and uncertainties and could differ materially from those currently anticipated or desired as a result of a number of factors, including, the effect of the substantial indebtedness and redeemable preferred stock of the Registrant, and the Registrant's ability to service such indebtedness; the Registrant's dependence upon successfully identifying, consummating and integrating acquisitions; a significant portion of the Registrant's revenues coming from a limited number of customers; fulfilling the Registrant's anticipated capital needs for future acquisition and construction activity; business conditions and growth in the wireless communications industry; the impact of competition from the Registrant's competitors; and other risks and uncertainties, some of which have been or will be identified from time to time in the Registrant's reports filed with the Securities and Exchange Commission. Additional discussion of these factors effecting the Registrant's business and prospects is contained in the Registrant's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The Registrant undertakes no obligation to publicly update or revise such forward-looking statements.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On July 7, 1998, Pinnacle Towers Inc., a Delaware corporation and wholly owned subsidiary of the Registrant, entered into an asset purchase agreement (as amended, the "Agreement") with MobileMedia Corporation ("MobileMedia") and several of its affiliates to acquire 166 towers for an aggregate purchase price of approximately $170 million. The acquisition was completed on September 3, 1998. Pursuant to the Agreement, MobileMedia also assigned its existing tenant leases on the towers to Pinnacle Towers Inc. In connection with the acquisition, the Registrant entered into a lease (the "Lease") with MobileMedia Communications, Inc., an affiliate of MobileMedia, providing such affiliate of MobileMedia the non-exclusive right to lease a certain amount of its equipment on most of the acquired towers for aggregate rent of approximately $10.7 million per year. The Lease has an initial term of 15 years and one five-year renewal term exercisable at the option of the lessee. Prior to this acquisition, space on the towers was primarily for the exclusive use of MobileMedia and its affiliates. The Registrant intends to integrate these towers into its rental tower business by leasing space on these towers to other third party wireless communications providers. The towers are located in the Southeastern United States, Southern California and New England.

     The transaction was funded with proceeds from the sale of two separate newly authorized series of preferred stock of the Registrant described below, a loan from ABRY Broadcast Partners II, L.P., a controlling stockholder of the Registrant, and borrowings under the Registrant's senior credit facility with NationsBank, N.A. and certain other lenders.

     New York Life Insurance Company purchased newly authorized Series A Senior Preferred Stock of the Company (the "Senior Preferred Stock") with a liquidation preference of $30 million and warrants to purchase approximately .75% of the Registrant's outstanding common stock for a purchase price of $30 million. Dividends on the Senior Preferred Stock accrue at a rate of 14% through March 31, 1999, 14.75% from April 1, 1999 through June 30, 1999, 15.5% from July 1,
1999 through September 30, 1999 and 16% thereafter. At the Registrant's option, such dividends can be paid by the issuance of additional shares of such stock. The Senior Preferred Stock is redeemable at the Registrant's option at no premium at any time upon 30 days advance notice. The Senior Preferred Stock is mandatorily redeemable on September 30, 2008. The warrants are exercisable at a nominal price for a period of eight and one-half years commencing 18 months following the issuance of the Senior Preferred Stock. If the Senior Preferred Stock is redeemed prior to such date, the warrants may not be exercised and will be cancelled. The warrants expire on September 3, 2008.

     ABRY/Pinnacle, Inc., an affiliate of ABRY Broadcast Partners II, L.P, purchased newly authorized Series B Junior Preferred Stock of the Company (the "Junior Preferred Stock") with a liquidation preference of $32.5 million.

Dividends accrue at a rate of 14% and at the Registrant's option may be paid by the issuance of additional shares of such stock. The Junior Preferred Stock is redeemable at the Registrant's option at no premium at any time. The Junior Preferred Stock is not mandatorily redeemable.

     The Senior Preferred Stock and the Junior Preferred Stock have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

     The foregoing is subject to the actual provisions of the Lease, and the Certificates of Designation relating to the Senior Preferred Stock and the Junior Preferred Stock, which are incorporated herein by reference and attached as exhibits.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          MobileMedia Communications, Inc. and Subsidiaries Tower Operations

     (b)  PRO FORMA FINANCIAL INFORMATION.

          Pinnacle Holdings Inc. Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1998.

          Pinnacle Holdings Inc. Unaudited Pro Forma Consolidated Statement of
Operations:
               For the six months ended June 30, 1998
               For the year ended December 31, 1997

     (c)  EXHIBITS.

       Exhibit Number                          Description
       --------------                          -----------

             2.1 Purchase Agreement dated July 7, 1998 between Pinnacle Towers Inc. and MobileMedia Corporation and certain of its affiliates.*

             2.2 Amendment to Purchase Agreement dated September 2, 1998 between Pinnacle Towers Inc. and MobileMedia Corporation and certain of its affiliates.

             4.1         Certificate of Designation Series A Senior Preferred
                         Stock.

             4.2         Certificate of Designation Series B Junior Preferred
                         Stock.

            10.1 Master Lease for Transmitter Systems Space between the Company and MobileMedia Communications, Inc.*


            *Filed on July 17, 1998 with Registrant's Registration Statement on Form S-11 (SEC file no. 333-59297).

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
MobileMedia Communications, Inc. and
 Subsidiaries

  We have audited the accompanying balance sheets of the tower operations (the "Tower Operations") of MobileMedia Communications, Inc. and Subsidiaries (the "Parent") as of December 31, 1997 and 1996 and the related statements of income, changes in net tower operation assets, and cash flows for the years then ended. These financial statements are the responsibility of the Parent's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Tower Operations of MobileMedia Communications, Inc. and Subsidiaries as of December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

  As discussed in Note 4, on July 7, 1998, MobileMedia Corporation and the Parent entered into an agreement to sell certain assets of the Tower Operations to Pinnacle Towers Inc. Tower Operations is not a separate legal entity, subsidiary, division or segment of the Parent and, accordingly, it has no independent financing sources. On January 30, 1997, MobileMedia, the Parent and all seventeen of the Parent's subsidiaries (collectively with the Parent and MobileMedia, the "Debtors"), filed for protection under Chapter 11 of Title 11 of the United States Code. The Debtors are operating as debtors-in-possession and are subject to the jurisdiction of the United State Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Accordingly, the aforementioned sale transaction is subject to Bankruptcy Court approval. Management believes it will receive the consent of its debt holders and the Bankruptcy Court for the sale of the Tower Operations free and clear of all liens. As a result of the uncertainties of the Debtor's bankruptcy and the collateralization of the Tower Operations' assets, and the potential effect on the Tower Operations' assets, there is substantial doubt that the Tower Operations would continue as a going concern if the necessary consents are not received or if for some other reason the sale transaction is not consummated. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
July 13, 1998

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                                TOWER OPERATIONS
   (A CARVE-OUT ENTITY OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES)

                                 BALANCE SHEETS

                                                            DECEMBER 31,
                                           JUNE 30,    -----------------------
                                             1998         1997         1996
                                          -----------  -----------  ----------
                                          (UNAUDITED)
ASSETS
Current assets:
 Accounts receivable (net of allowance
  for doubtful accounts of $80,000,
  $57,000 and $18,000 at June 30, 1998,
  December 31, 1997 and 1996, respective-
  ly).................................... $   283,294  $   196,307  $  179,960
 Prepaid site lease rentals..............      46,248       49,710      46,934
                                          -----------  -----------  ----------
    Total current assets.................     329,542      246,017     226,894
Property and equipment:
 Land....................................   2,401,987    2,401,987   2,401,987
 Tower assets and other equipment........   4,910,330    4,891,859   4,670,431
 Less accumulated depreciation...........  (1,544,396)  (1,279,937)   (758,456)
                                          -----------  -----------  ----------
Net property and equipment...............   5,767,921    6,013,909   6,313,962
                                          -----------  -----------  ----------
    Total assets......................... $ 6,097,463  $ 6,259,926  $6,540,856
                                          ===========  ===========  ==========
LIABILITIES AND NET TOWER OPERATION
 ASSETS
Liabilities:
 Accounts payable........................ $   214,316  $   520,318  $  282,045
 Unearned revenue........................     172,829      165,241      29,411
                                          -----------  -----------  ----------
                                              387,145      685,559     311,456
Commitments and contingencies
Net tower operation assets...............   5,710,318    5,574,367   6,229,400
                                          -----------  -----------  ----------
    Total liabilities and net tower oper-
     ation assets........................ $ 6,097,463  $ 6,259,926  $6,540,856
                                          ===========  ===========  ==========

                            See accompanying notes.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                                TOWER OPERATIONS
   (A CARVE-OUT ENTITY OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES)

                              STATEMENTS OF INCOME

                                    SIX MONTHS ENDED
                                 ----------------------
                                                         YEAR ENDED DECEMBER 31,
                                  JUNE 30,    JUNE 30,   -----------------------
                                    1998        1997        1997        1996
                                 ----------- ----------  ----------- -----------
                                 (UNAUDITED) (UNAUDITED)
Revenues........................ $1,262,201  $1,246,855  $ 2,500,185 $ 2,608,321
Expenses:
 Operations.....................    513,105     525,572    1,113,663   1,001,018
 General and administrative.....    283,413     292,413      609,179     540,015
 Depreciation...................    264,459     257,576      521,481     489,271
                                 ----------  ----------  ----------- -----------
    Total expenses..............  1,060,977   1,075,561    2,244,323   2,030,304
                                 ----------  ----------  ----------- -----------
Net income...................... $  201,224  $  171,294  $   255,862 $   578,017
                                 ==========  ==========  =========== ===========


                            See accompanying notes.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                                TOWER OPERATIONS
   (A CARVE-OUT ENTITY OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES)

              STATEMENTS OF CHANGES IN NET TOWER OPERATION ASSETS

Net tower operation assets as of December 31, 1995.................. $3,958,877
 Net income.........................................................    578,017
 Net activity with Parent...........................................  1,692,506
                                                                     ----------
Net tower operation assets as of December 31, 1996..................  6,229,400
 Net income.........................................................    255,862
 Net activity with Parent...........................................   (910,895)
                                                                     ----------
Net tower operation assets as of December 31, 1997..................  5,574,367
 Net income (unaudited).............................................    201,224
 Net activity with Parent (unaudited)...............................    (65,273)
                                                                     ----------
Net tower operation assets as of June 30, 1998 (unaudited).......... $5,710,318
                                                                     ==========



                            See accompanying notes.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                                TOWER OPERATIONS
   (A CARVE-OUT ENTITY OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES)

                            STATEMENTS OF CASH FLOWS

                                SIX MONTHS ENDED
                             ----------------------
                                                     YEAR ENDED DECEMBER 31,
                              JUNE 30,    JUNE 30,   -------------------------
                                1998        1997        1997          1996
                             ----------- ----------  -----------  ------------
                             (UNAUDITED) (UNAUDITED)
OPERATING ACTIVITIES
Net income.................   $ 201,224  $ 171,294   $   255,862  $    578,017
Adjustments to reconcile
 net income to net cash
 provided by operating ac-
 tivities:
  Depreciation.............     264,459    257,576       521,481       489,271
  Change in operating as-
   sets and liabilities:
    Accounts receivable....     (86,987)    (6,186)      (16,347)      (50,889)
    Prepaid expenses.......       3,462     (2,777)       (2,776)          --
    Accounts payable.......    (306,002)   131,694       238,273       248,015
    Unearned revenue.......       7,588     89,654       135,830       (27,082)
                              ---------  ---------   -----------  ------------
Net cash provided by oper-
 ating activities..........      83,744    641,255     1,132,323     1,237,332
INVESTING ACTIVITIES
Tower acquisitions and cap-
 ital expenditures.........     (18,471)  (216,973)     (221,428)   (2,929,838)
                              ---------  ---------   -----------  ------------
Net cash used in investing
 activities................     (18,471)  (216,973)     (221,428)   (2,929,838)
FINANCING ACTIVITIES
Net activity with Parent...     (65,273)  (424,282)     (910,895)    1,692,506
                              ---------  ---------   -----------  ------------
Net cash (used in) provided
 by financing activities...     (65,273)  (424,282)     (910,895)    1,692,506
                              ---------  ---------   -----------  ------------
Net increase in cash.......         --         --            --            --
Cash at beginning of peri-
 od........................         --         --            --            --
                              ---------  ---------   -----------  ------------
Cash at end of period......   $     --   $     --    $       --   $        --
                              =========  =========   ===========  ============


                            See accompanying notes.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                               TOWER OPERATIONS
   (A CARVE-OUT ENTITY OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES)

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

  The accompanying financial statements present the financial position and the results of operations of the tower operations (the "Tower Operations") of MobileMedia Communications, Inc. and Subsidiaries (the "Parent"), which includes the Parent's business of leasing space on the 163 tower sites that are being acquired by Pinnacle Towers Inc. ("Pinnacle") (see Note 4) to customers in the broadcast and wireless communication industries. The Parent also utilizes the tower sites for its own transmitter systems.

  Tower Operations is not a separate legal entity, subsidiary, division or segment of the Parent and, accordingly, it has no independent financing sources. All funding has been summarized in the accompanying financial statements as "Net activity with Parent".

  The financial statements of the Tower Operations business have been derived from the financial statements of the Parent and have been prepared to present the financial position, results of operations, and cash flows on a stand-alone basis. All revenues and expenses specifically identifiable to Tower ownership are included. Additionally, the accompanying financial statements include certain costs and expenses that have been allocated to the Tower business from the Parent. These costs have been allocated on a pro rata basis primarily based upon revenues or total costs of certain infrastructure operations, depending upon the nature of the cost.

  On January 30, 1997, MobileMedia Corporation ("MobileMedia"), the Parent and all seventeen of the Parent's subsidiaries (collectively with the Parent and MobileMedia, the "Debtors"), filed for protection under Chapter 11 of Title 11 of the United States Code. The Debtors are operating as debtors-in-possession and are subject to the jurisdiction of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

CONCENTRATIONS OF CREDIT RISK

  The owned tower site lease receivables potentially subject the business to credit risk, as the Tower Operations generally does not require collateral or other security to support customer receivables. The carrying amount of the Tower Operations receivables approximates fair value.

PROPERTY AND EQUIPMENT

  Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives, which vary from 5 to 29 years.

IMPAIRMENT OF LONG-LIVED ASSETS

  Management periodically reviews the values assigned to long-lived assets to determine whether any impairments are other than temporary. Management believes that no impairment exists with respect to the long-lived assets in the accompanying balance sheets.

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                               TOWER OPERATIONS
   (A CARVE-OUT ENTITY OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

  The Tower Operations earns revenues by leasing space on its towers to customers in the broadcast and communication industries or to customers that have internal communication systems. Lease revenues are recognized on a periodic basis over the non-cancelable lease term. The effect of escalation clauses within such leases is not material. No revenue is recognized in the accompanying financial statements related to the Parent's usage of space on the Tower Operations towers.

ALLOCATION OF EXPENSES

  Certain administrative expenses were allocated from the Parent based on the ratio of revenue generated from the Tower Operations to the Parent's revenues from services, rents and maintenance. Additionally, certain operational expenses were allocated from the Parent based on the estimated percentage of such costs which are deemed to be applicable to the Tower Operations. Management believes that these are the most appropriate methodologies for allocating such expenses.

INCOME TAXES

  The Tower Operations is not in itself a taxable entity and no provision or benefit for United States federal or state income taxes has been recorded.

UNAUDITED INTERIM FINANCIAL STATEMENTS

  The interim financial information as of June 30, 1998 and the six months ended June 30, 1998 and 1997 contained herein is unaudited but, in the opinion of management, includes all adjustments of a normal recurring nature which are necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. Results of operations for the periods presented herein are not necessarily indicative of results of operations for the entire year.

2. COMMITMENTS AND CONTINGENCIES

  The Tower Operations' property and equipment are part of the collateral for MobileMedia's secured debt. MobileMedia is seeking the consent of the secured debt holders and the Bankruptcy Court for the sale of certain assets of the Tower Operations to Pinnacle free and clear of the liens (see Note 4). Management believes it will receive such consents from the secured debt holders and the Bankruptcy Court.

  The land on which certain towers are constructed is leased pursuant to operating leases. Rental expenses under operating leases were approximately $277,000, $298,000, $597,000 and $563,000 for the six months ended June 30,
1998 (unaudited) and 1997 (unaudited) and the years ended December 31, 1997 and 1996, respectively. The effect of escalation clauses within such leases is not material. At December 31, 1997, the aggregate minimum rental commitments under leases were as follows:

      1998........................................................... $  570,916
      1999...........................................................    454,913
      2000...........................................................    330,408
      2001...........................................................    203,091
      2002...........................................................    177,582
      Thereafter.....................................................    639,760
                                                                      ----------
                                                                      $2,376,670
                                                                      ==========

               MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES
                               TOWER OPERATIONS
   (A CARVE-OUT ENTITY OF MOBILEMEDIA COMMUNICATIONS, INC. AND SUBSIDIARIES)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
2. COMMITMENTS AND CONTINGENCIES (CONTINUED)

  One ground lease, which extends until October 2003, stipulates that the tower on the land becomes the property of the city in which it is located upon expiration of the lease.

  One tower asset represents an exclusive lease agreement for use of the tower by the Tower Operations. Additionally, the Company believes that it has title to all Tower Operations land; however, for one such parcel, the Tower Operations may only have an easement to use the property.

3. IMPACT OF YEAR 2000 (UNAUDITED)

  The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Parent's computer programs that have time-sensitive software may recognize a date using "00" as the Year 1900 rather than the Year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

  While the Parent is aware that certain of its software requires modification, it is in the process of determining the full extent that it will be required to modify or replace significant portions of its software so that its computer systems function properly with respect to dates in the Year 2000 and thereafter. If such modifications and conversions are not made, or are not completed timely, the Year 2000 issue could have a material impact on the operations of the Parent and the Tower Operations.

4. SUBSEQUENT EVENT--SALE AND LEASEBACK OF TOWER ASSETS

  On July 7, 1998, MobileMedia and the Parent entered into an agreement to sell 163 towers and 49 parcels of land related to the Tower Operations to Pinnacle Towers Inc. for $170,000,000. The transaction also includes the assignment of leases and related lease payments for 89 land leases related to towers included in the sale. It is anticipated that such transaction will close on August 25, 1998, subject to the approval of the Bankruptcy Court.

  In connection with the transaction, MobileMedia and the Parent will enter into a lease agreement with Pinnacle in which the Parent will lease space on towers for 683 transmitters for a period of fifteen years at a cost of $1,300 per month per transmitter.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1998
                                (in thousands)

                                                             Pinnacle
                                                             Holdings        MobileMedia        Pro forma           Combined
                                                          June 30, 1998     June 30, 1998      Adjustments          Pro Forma
                                                         ---------------   ---------------    -------------        -----------
Assets
Current assets:
Cash and cash equivalents                                $         2,715                                           $     2,715
Accounts receivable                                                2,140               283             (283) (1)         2,140
Prepaid expenses and other current assets                          1,115                46              (46) (1)         1,115
                                                         ---------------   ---------------    -------------        -----------
     Total current assets                                          5,970               329             (329)             5,970

Restricted cash                                                       61                                                    61
Tower assets, net                                                279,785             3,366          169,650  (1)       452,801
Fixed assets, net                                                  1,839                                                 1,839
Land                                                              12,153             2,402           (2,402) (1)        12,153
Deferred debt costs, net                                          11,337                                                11,337
Other assets                                                         854                                                   854
                                                         ---------------   ---------------    -------------        -----------
                                                         $       311,999   $         6,097    $     166,919        $   485,015
                                                         ===============   ===============    =============        ===========

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                                       $         2,794   $           214             (214) (1)         2,794
  Accrued expenses                                                 3,430                                                 3,430
  Deferred revenue                                                 1,335               173             (173) (1)         1,335
  Current portion of long-term debt                                2,944                                                 2,944
                                                         ---------------   ---------------    -------------        -----------
     Total current liabilities                                    10,503               387             (387)            10,503

Long-term debt                                                   287,227                            110,556  (1)       397,243
Other liabilities                                                    539                                                   539
                                                         ---------------   ---------------    -------------        -----------
                                                                 298,269               387          109,629            408,285
                                                         ---------------   ---------------    -------------        -----------
Redeemable Stock:
Preferred stock                                                                                      28,480  (2)        29,000
Class B common stock                                               1,761                                                 1,761
Class D common stock                                                   -                 -                                   -
                                                         ---------------   ---------------    -------------        -----------
                                                                   1,761                 -           29,000             30,761
                                                         ---------------   ---------------    -------------        -----------

Divisional Equity                                                                    5,710           (5,710)                 -
Stockholder's Equity
Preferred stock                                                                                      33,000  (3)        33,000
Common stock                                                           -                                                     -
Warrants                                                                                              1,000  (2)         1,000
APIC                                                              36,231                                                36,231
Accumulated deficit                                              (24,262)                                              (24,262)
                                                         ---------------   ---------------    -------------        -----------
     Total stockholders' equity                                   11,969                 -           34,000             45,969
                                                         ---------------   ---------------    -------------        -----------
                                                         $       311,999   $         6,097    $     166,919        $   485,015
                                                         ===============   ===============    =============        ===========

(1) Reflects the elimination of assets not acquired and liabilities not assumed as per the underlying Purchase Agreement, the preliminary allocation of purchase price, the incurrence of pro forma debt and the Senior Preferred Stock Issuance Costs.

(2) Reflects the issuance of mandatorily redeemable Senior Preferred Stock and deductable warrants in connection with the MobileMedia acquisition, less issuance costs of $450,000.

(3) Reflects the issuance of Junior Preferred Stock in connection with the MobileMedia acquisition.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         Year Ended December 31, 1997

                                                                                     Pro Forma              Combined
                                                     Pinnacle      MobileMedia      Adjustments             Pro Forma
                                                    ----------    -------------    -------------           -----------
Tower rental revenue                                $   12,881    $       2,500    $      10,329    (1)    $    25,710
Tower operating expenses excluding
   depreciation and amortization                         2,633            1,114              218    (1)          3,965
                                                    ----------    -------------    -------------           -----------
Gross profit, excluding depreciation
   and amortization                                     10,248            1,386           10,111                21,745


Other expenses:
   General and administrative                            1,385              609                                  1,994
   Corporate development                                 3,772                                                   3,772
   Depreciation and amortization                         6,627              521           11,013    (2)         18,161
                                                    ----------    -------------    -------------           -----------
                                                        11,784            1,130           11,013                23,927

Income (loss) from operations                           (1,536)             256             (902)               (2,182)
Interest expense                                         6,925                             9,397    (3)         16,322
Amortization of original issue discount                    -                -                -                     -
                                                    ----------    -------------    -------------           -----------
   Net loss                                             (8,461)             256          (10,299)              (18,504)

Dividends and accretion on PIK
   reedemable preferred stock                                                              4,185                 4,185

Net loss attributable to
                                                    ----------    -------------    -------------           -----------
  common stock                                      $   (8,461)   $         256    $      (6,114)          $   (14,319)
                                                    ==========    =============    =============           ===========

(1) Reflects pro forma incremental tower revenues and operating expenses pursuant to the Lease.

(2) Reflects pro forma increases in tower asset depreciation resulting from the Company's preliminary application of purchase accounting.

(3) Reflects the pro forma increase in interest associated with the financing of Mobile Media Acquisition.

                       Unaudited Pro Forma Consolidated
                            Statement of Operations
                        Six Months Ended June 30, 1998

                                                                                   Pro Forma        Combined
                                                   Pinnacle     MobileMedia       Adjustments       Pro Forma
                                                  ----------    -----------       -----------       ---------
Tower rental revenue                              $   12,544    $     1,262       $     5,153  (1)  $  18,959
Tower operating expenses excluding
   depreciation and amortization                       2,531            513               153  (1)      3,197
                                                  ----------    -----------       -----------       ---------
Gross profit, excluding depreciation
   and amortization                                   10,013            749             5,000          15,762

Other expenses:
   General and administrative                          1,495            283                             1,778
   Corporate development                               3,475                                            3,475
   Depreciation and amortization                       7,971            265             5,502  (2)     13,738
                                                  ----------     ----------       -----------       ---------
                                                      12,941            548             5,502          18,991

Income (loss) from operations                         (2,928)           201              (502)         (3,229)
Interest expense                                       4,550                            4,699  (3)      9,249
Amortization of original issue discount                5,661              -                             5,661
                                                  ----------     ----------       -----------       ---------
   Net loss                                          (13,139)           201            (5,201)        (18,139)

Dividends and accretion on PIK
redeemable preferred stock                                                              2,093           2,093
                                                  ----------     ----------       -----------       ---------
Net loss attributable to common stock             $  (13,139)    $      201       $    (3,108)      $ (16,046)
                                                  ==========     ==========       ===========       =========

(1) Reflects pro forma incremental tower revenues and operating expenses pursuant to the Lease.

(2) Reflects pro forma increases in tower asset depreciation resulting from the Company's preliminary application of purchase accounting.

(3) Reflects the pro forma increase in interest associated with the financing of MobileMedia Acquisition.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                    PINNACLE HOLDINGS INC.
                    (Registrant)


                    By: /s/ Steven R. Day
                       ---------------------------------------------------------
                       Steven R. Day, Chief Financial Officer, Vice President
                           and Secretary


                    Date:  September 18, 1998